Exhibit 99.1

FOR IMMEDIATE RELEASE

MaxLinear, Inc. Announces

Fourth Quarter and Fiscal Year 2013 Financial Results

$31.6 Million Fourth Quarter Revenue Grows 27 percent Year-over-Year

Carlsbad, Calif. – February 6th, 2014 – MaxLinear, Inc. (NYSE: MXL), a provider of integrated, radio-frequency (RF) and mixed-signal integrated circuits for broadband communications applications, today announced financial results for the fourth quarter and fiscal year ended December 31, 2013.

Management Commentary

“We are pleased to announce that in the fourth quarter, we realized near-record revenue of $31.6 million, which represents solid growth of 27 percent year-over-year in a quarter in which we typically experience seasonality. These results successfully bring to conclusion a year in which we delivered annual growth in revenue, and positive cash flow from operations of 22 percent and 71 percent, respectively,” commented Kishore Seendripu, Ph.D., Chairman and CEO. “Our revenue growth in 2013 reflected continued momentum in Cable across both DOCSIS 3.0 modem and Media-Server gateway applications along with a return to year-on-year growth of our terrestrial revenues driven by share gains in hybrid television. Furthermore, in 2013, we gained early evidence of potential gains in the Satellite TV market from the successful launch of a broad family of technology leading solutions, and the realization of our first Satellite TV revenues. We believe that Satellite TV applications represent an exciting new addressable market growth opportunity for MaxLinear.”

Generally Accepted Accounting Principles (GAAP) Results

Net revenue for the fourth quarter of 2013 was $31.6 million, a decrease of 1 percent compared to the third quarter of 2013, and an increase of 27 percent compared to the fourth quarter of 2012. Gross profit for the fourth quarter of 2013 was 61 percent of revenue, compared to 62 percent for the third quarter of 2013, and 63 percent for the fourth quarter of 2012. Gross profit for the fourth quarter of 2013 was negatively impacted by approximately 100 basis points for charges related to an inventory reserve taken for some end of life legacy Terrestrial products.

Net loss for the fourth quarter of 2013 was $2.6 million, or $0.08 per share (diluted), compared to net loss of $4.9 million, or $0.14 per share (diluted), for the third quarter of 2013, and net loss of $4.6 million, or $0.14 per share (diluted), for the fourth quarter of 2012. Net loss per share (diluted) for the fourth quarter of 2013 was impacted by approximately $0.01 due to charges related to an end of life inventory reserve.

Cash flow provided by operations for the fourth quarter of 2013 totaled $2.8 million, compared to $3.1 million for the third quarter of 2013, and $1.4 million for the fourth quarter of 2012.

Cash, cash equivalents and investments totaled $86.4 million at December 31, 2013, compared to $83.0 million at September 30, 2013, and $77.3 million at December 31, 2012.

Net revenue for the year ended December 31, 2013 was $119.6 million, an increase of 22 percent compared to the year ended December 31, 2012. Gross profit for the year ended December 31, 2013 was 61 percent of revenue, compared to 62 percent for the year ended December 31, 2012. Net loss for the year ended December 31, 2013 was $12.7 million, or $0.37 per share (diluted), compared to $13.3 million, or $0.40 per share (diluted), for the year ended December 31, 2012. Cash flow provided by operations for the year ended December 31, 2013 totaled $12.9 million, compared to $7.5 million for the year ended December 31, 2012.

Non-GAAP Results

Non-GAAP gross profit for the fourth quarter of 2013 was 61 percent of revenue, compared to 63 percent for the third quarter of 2013, and 63 percent for the fourth quarter of 2012. Non-GAAP gross profit for the fourth quarter of 2013 was negatively impacted by approximately 100 basis points for charges related to an inventory reserve taken for some end of life legacy Terrestrial solutions.

Non-GAAP net income for the fourth quarter of 2013 was $2.3 million, or $0.06 per share (diluted), compared to $2.9 million, or $0.08 per share (diluted), for the third quarter of 2013, and $0.7 million, or $0.02 per share (diluted), for the fourth quarter of 2012. Non-GAAP net income per share (diluted) for the fourth quarter of 2013 was impacted by approximately $0.01 due to charges related to an end of life inventory reserve.

Non-GAAP gross profit for the year ended December 31, 2013 was 62 percent of revenue, compared to 62 percent for the year ended December 31, 2012. Non-GAAP net income for the year ended December 31, 2013 was $11.5 million, or $0.32 per share (diluted), compared to $4.9 million, or $0.14 per share (diluted), for the year ended December 31, 2012.

First Quarter 2014 Revenue Guidance

We expect revenue in the first quarter of 2014 to be between $31.0 million and $32.5 million and gross profit percentage to be 61 percent to 62 percent of revenue.

Conference Call Details

MaxLinear will host its fourth quarter 2013 financial results conference call today, February 6, 2014 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-877-941-1427 / International: 1-480-629-9664 with conference ID: 4663391. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website at http://investors.maxlinear.com, and will be archived and available after the call at http://investors.maxlinear.com until February 20, 2014. A replay of the conference call will also be available until February 20, 2014 by dialing US toll free: 1-800-406-7325 / International: 1-303-590-3030 and referencing passcode: 4663391.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance (including our current guidance for first quarter 2014 revenue), trends and growth opportunities in specific product markets such as cable and satellite applications, and opportunities associated with new product offerings and our strategy to expand our addressable market. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Risks and uncertainties affecting our business, operating results, and stock price, include, among others, intense competition in our industry; our dependence on a limited number of customers for a substantial portion of our revenues; uncertainties concerning how end user markets for our products will develop, including end user markets for the cable and satellite applications of our products as well as end user markets for products currently in development; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products, particularly as we seek to expand outside of our historic markets; potential decreases in average selling prices for our products; limited trading volumes; risks relating to intellectual property protection and the prevalence of intellectual property litigation in our industry, including recently filed actions against us by a third party with the United States International Trade Commission and in United States District Court in Delaware; our reliance on a limited number of third party manufacturers; and our lack of long-term supply contracts and dependence on limited sources of supply. In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K, which MaxLinear expects to file with the SEC in February 2014.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP net income (loss), income (loss) from operations, gross profit, and earnings (loss) per share. These supplemental measures exclude the effects of (i) stock-based compensation expense and its related tax effect, if any; (ii) an accrual related to our performance based bonus plan for 2013, which if achieved we intend to settle in stock in 2014; (iii) an accrual related to our performance based bonus plan for 2012, which was settled in stock in May 2013; (iv) expenses associated with our acquisition of certain new market related technology licenses; (v) impairment of production masks and (vi) professional fees, settlement costs, and estimated fines and penalties related to our previously disclosed export compliance and IP litigation matters. These non-GAAP measures are not in accordance with and do not serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear. In addition, we exclude the related tax effect of stock-based compensation expense, if any, from non-GAAP net income.

Bonus payments under our executive and non-executive bonus programs have been excluded from our non-GAAP net income for 2012 and 2013. Bonus payments for the 2012 performance period were settled through the issuance of shares of Class A common stock under our equity incentive plans in May 2013, and we currently expect that any bonus payments under our 2013 programs will also be settled in stock. While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.

Expenses incurred in relation to the purchase of certain new market related technology licenses, intellectual property litigation and settlement costs and export compliance penalties and professional fees are unrelated to our underlying business. Therefore, we do not believe these are indicative of our core operating performance and exclude these expenses in management evaluations of our business.

Expenses incurred in relation to our export compliance review include (i) charges relating to estimates and subsequent reversals of export compliance fines and penalties, and (ii) professional fees incurred as a result of our audit committee’s review and the final voluntary disclosures submitted to governmental agencies.

Expenses incurred in relation to impairment of production masks reflect costs that were previously capitalized but for which future use is no longer expected.

Expenses incurred in relation to our intellectual property litigation include professional fees incurred and a one-time settlement payment.

Reconciliations of non-GAAP measures disclosed in this press release appear below.

About MaxLinear, Inc.

MaxLinear, Inc. is a provider of integrated, radio-frequency (RF) and mixed-signal integrated circuits for broadband communications applications. MaxLinear is located in Carlsbad, California, and its address on the Internet is www.maxlinear.com.

MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.

MaxLinear, Inc. Investor Relations Contacts:

Nick Kormeluk

IR Sense

Tel: 949-415-7745

nick@irsense.com

MaxLinear, Inc. Corporate Contact:

Adam Spice

Chief Financial Officer

Tel: 949-333-0092

MAXLINEAR, INC.

UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012

Net revenue	$31,574	$31,765	$24,830
Cost of net revenue	12,450	11,934	9,126

Gross profit	19,124	19,831	15,704
Operating expenses:
Research and development	14,737	14,569	12,700
Selling, general and administrative	7,045	9,965	7,502

Total operating expenses	21,782	24,534	20,202

Loss from operations	(2,658)	(4,703)	(4,498)
Interest income	52	53	61
Interest expense	—	—	(8)
Other expense, net	(5)	(77)	(30)

Loss before income taxes	(2,611)	(4,727)	(4,475)
Provision for income taxes	36	155	106

Net loss	$(2,647)	$(4,882)	$(4,581)

Net loss per share:
Basic	$(0.08)	$(0.14)	$(0.14)

Diluted	$(0.08)	$(0.14)	$(0.14)

Shares used to compute net loss per share:
Basic	34,939	34,506	32,591

Diluted	34,939	34,506	32,591

MAXLINEAR, INC.

UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Year Ended December 31,
	2013	2012

Net revenue	$119,646	$97,728
Cost of net revenue	46,683	37,082

Gross profit	72,963	60,646
Operating expenses:
Research and development	53,132	46,458
Selling, general and administrative	32,181	27,254

Total operating expenses	85,313	73,712

Loss from operations	(12,350)	(13,066)
Interest income	222	282
Interest expense	(4)	(53)
Other expense, net	(199)	(74)

Loss before income taxes	(12,331)	(12,911)
Provision for income taxes	402	341

Net loss	$(12,733)	$(13,252)

Net loss per share:
Basic	$(0.37)	$(0.40)

Diluted	$(0.37)	$(0.40)

Shares used to compute net loss per share:
Basic	34,012	33,198

Diluted	34,012	33,198

MAXLINEAR, INC.

UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012

Operating Activities
Net loss	$(2,647)	$(4,882)	$(4,581)
Adjustments to reconcile net loss to cash provided by operating activities:
Amortization and depreciation	799	874	970
Amortization of investment premiums, net	233	260	251
Stock-based compensation	3,395	3,463	2,820
Deferred income taxes	(166)	—	—
Gain on sale of available-for-sale securities	—	—	(2)
Impairment of long-lived assets	2	34	113
Changes in operating assets and liabilities:
Accounts receivable	(1,184)	(1,019)	1,721
Inventory	(357)	(320)	(945)
Prepaid and other assets	(164)	186	(99)
Accounts payable, accrued expenses and other current liabilities	22	(685)	107
Accrued compensation	586	2,800	1,018
Deferred revenue and deferred profit	(396)	451	(52)
Accrued price protection liability	2,520	1,820	(72)
Other long-term liabilities	180	79	113

Net cash provided by operating activities	2,823	3,061	1,362
Investing Activities
Purchases of property and equipment	(529)	(811)	(2,029)
Purchases of intangible assets	—	(300)	—
Purchases of available-for-sale securities	(13,820)	(9,683)	(21,528)
Maturities of available-for-sale securities	10,200	9,500	19,251

Net cash used in investing activities	(4,149)	(1,294)	(4,306)
Financing Activities
Payments on capital leases	—	—	(2)
Repurchases of common stock	—	—	(2,840)
Net proceeds from issuance of common stock	1,401	133	1,019
Minimum tax withholding paid on behalf of employees for restricted stock units	(129)	(123)	(58)

Net cash provided by (used in) financing activities	1,272	10	(1,881)

Effect of exchange rate changes on cash and cash equivalents	4	5	1
Increase (decrease) in cash and cash equivalents	(50)	1,782	(4,824)
Cash and cash equivalents at beginning of period	26,500	24,718	26,634

Cash and cash equivalents at end of period	$26,450	$26,500	$21,810

MAXLINEAR, INC.

UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2013	2012
Operating Activities
Net loss	$(12,733)	$(13,252)
Adjustments to reconcile net loss to cash provided by operating activities:
Amortization and depreciation	3,715	3,531
Amortization of investment premiums, net	974	1,058
Stock-based compensation	12,986	9,984
Deferred income taxes	(166)	—
Gain on sale of available-for-sale securities	—	(2)
Impairment of long-lived assets	1,231	184
Changes in operating assets and liabilities:
Accounts receivable	(5,500)	(4,137)
Inventory	(141)	(1,809)
Prepaid and other assets	(308)	(129)
Accounts payable, accrued expenses and other current liabilities	(627)	3,981
Accrued compensation	5,587	4,910
Deferred revenue and deferred profit	362	(1,740)
Accrued price protection liability	7,137	5,024
Other long-term liabilities	373	(59)

Net cash provided by operating activities	12,890	7,544
Investing Activities
Purchases of property and equipment	(3,162)	(5,055)
Purchases of intangible assets	(955)	(390)
Purchases of available-for-sale securities	(70,620)	(87,897)
Maturities of available-for-sale securities	65,200	89,151

Net cash used in investing activities	(9,537)	(4,191)
Financing Activities
Payments on capital leases	(2)	(32)
Repurchases of common stock	—	(12,076)
Net proceeds from issuance of common stock	2,647	2,706
Minimum tax withholding paid on behalf of employees for restricted stock units	(1,375)	(175)

Net cash provided by (used in) financing activities	1,270	(9,577)

Effect of exchange rate changes on cash and cash equivalents	17	8
Increase (decrease) in cash and cash equivalents	4,640	(6,216)
Cash and cash equivalents at beginning of period	21,810	28,026

Cash and cash equivalents at end of period	$26,450	$21,810

MAXLINEAR, INC.

UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2013	September 30, 2013	December 31, 2012

Assets
Current assets:
Cash and cash equivalents	$26,450	$26,500	$21,810
Short-term investments, available-for-sale	35,494	35,975	50,265
Accounts receivable, net	20,058	18,874	14,558
Inventory	10,032	9,675	9,891
Prepaid expenses and other current assets	1,682	1,622	1,494

Total current assets	93,716	92,646	98,018
Property and equipment, net	5,511	5,890	6,866
Long-term investments, available-for-sale	24,410	20,544	5,181
Intangible assets	749	829	275
Other long-term assets	543	273	257

Total assets	$124,929	$120,182	$110,597

Liabilities and stockholders’ equity
Current liabilities	$37,158	$34,617	$29,568
Other long-term liabilities	1,097	917	796
Total stockholders’ equity	86,674	84,648	80,233

Total liabilities and stockholders’ equity	$124,929	$120,182	$110,597

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(in thousands, except per share data)

	Three Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012

GAAP net loss	$(2,647)	$(4,882)	$(4,581)
Stock-based compensation:
Cost of net revenue	29	29	24
Research and development	2,163	2,183	1,792
Selling, general and administrative	1,203	1,251	1,003

Total stock-based compensation	3,395	3,463	2,819
Share-based bonus plan*:
Cost of net revenue	18	14	12
Research and development	925	940	750
Selling, general and administrative	498	534	583

Total share-based bonus plan	1,441	1,488	1,345
Estimated export compliance and IP litigation costs, net**	99	2,826	1,088

Non-GAAP net income	$2,288	$2,895	$671

Shares used in computing non-GAAP basic net income per share	34,939	34,506	32,591

Shares used in computing GAAP diluted net loss per share	34,939	34,506	32,591
Dilutive common stock equivalents	2,529	2,136	1,157

Shares used in computing non-GAAP diluted net income per share	37,468	36,642	33,748

Non-GAAP basic net income per share	$0.07	$0.08	$0.02

Non-GAAP diluted net income per share	$0.06	$0.08	$0.02

*	Share-based bonus plan for the three months ended December 31, 2013 and September 30, 2013 relates to an accrual related to our performance based bonus plan for 2013, which we currently expect to settle in stock in 2014. Share-based bonus plan for the three months ended December 31, 2012 relates to an accrual related to our performance based bonus plan for 2012, which was settled in stock in May 2013.
**	Estimated export compliance and IP litigation costs, net for the three months ended September 30, 2013 includes the one-time payment of $1.25 million in connection with the settlement agreement. Estimated export compliance and IP litigation costs, net for the three months ended December 31, 2012 includes the reduction of previously recorded export compliance fines and penalties of $0.3 million.

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(in thousands, except per share data)

	Year Ended December 31,
	2013	2012

GAAP net loss	$(12,733)	$(13,252)
Stock-based compensation:
Cost of net revenue	108	85
Research and development	8,258	6,382
Selling, general and administrative	4,620	3,517

Total stock-based compensation	12,986	9,984
Share-based bonus plan*:
Cost of net revenue	60	45
Research and development	3,380	3,021
Selling, general and administrative	1,674	1,956

Total share-based bonus plan	5,114	5,022
Acquisition of technology licenses	—	285
Impairment of production masks	1,098	63
Estimated export compliance and IP litigation costs, net**	4,998	2,776

Non-GAAP net income	$11,463	$4,878

Shares used in computing non-GAAP basic net income per share	34,012	33,198

Shares used in computing GAAP diluted net loss per share	34,012	33,198
Dilutive common stock equivalents	1,863	1,080

Shares used in computing non-GAAP diluted net income per share	35,875	34,278

Non-GAAP basic net income per share	$0.34	$0.15

Non-GAAP diluted net income per share	$0.32	$0.14

*	Share-based bonus plan for the year ended December 31, 2013 relates to an accrual related to our performance based bonus plan for 2013, which we currently expect to settle in stock in 2014. Share-based bonus plan for the year ended December 31, 2012 relates to an accrual related to our performance based bonus plan for 2012, which was settled in stock in May 2013.
**	Estimated export compliance and IP litigation costs, net for the twelve months ended December 31, 2013 includes the one-time payment of $1.25 million in connection with the settlement agreement. Estimated export compliance and IP litigation costs, net for the twelve months ended December 31, 2012 includes the reduction of previously recorded export compliance fines and penalties of $0.9 million.

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012

GAAP gross profit as a % of revenue	60.6%	62.4%	63.2%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%	0.1%
Share-based bonus plan:
Cost of net revenue	0.1%	0.1%	0.1%

Non-GAAP gross profit as a % of revenue	60.8%	62.6%	63.4%

GAAP loss from operations as a % of revenue	(8.4)%	(14.8)%	(18.1)%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%	0.1%
Research and development	6.9%	6.9%	7.2%
Selling, general and administrative	3.8%	3.9%	4.0%
Share-based bonus plan:
Cost of net revenue	0.1%	0.1%	0.1%
Research and development	2.9%	2.9%	3.0%
Selling, general and administrative	1.5%	1.7%	2.3%
Impairment of production masks	—	—	—
Estimated export compliance and IP litigation costs	0.3%	8.9%	4.4%

Non-GAAP income from operations as a % of revenue	7.2%	9.7%	3.0%

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Twelve Months Ended December 31,
	2013	2012

GAAP gross profit as a % of revenue	61.0%	62.1%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%
Share-based bonus plan:
Cost of net revenue	—	0.1%
Impairment of production masks	0.9%	0.1%

Non-GAAP gross profit as a % of revenue	62.0%	62.4%

GAAP loss from operations as a % of revenue	(10.3)%	(13.4)%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%
Research and development	6.9%	6.5%
Selling, general and administrative	3.9%	3.6%
Share-based bonus plan:
Cost of net revenue	—	0.1%
Research and development	2.8%	3.1%
Selling, general and administrative	1.4%	2.0%
Acquisition of technology licenses	—	0.3%
Impairment of production masks	0.9%	0.1%
Estimated export compliance and IP litigation costs	4.2%	2.8%

Non-GAAP income from operations as a % of revenue	9.9%	5.2%